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                                  Exhibit (11)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2002 relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of State Street Research Tax-Exempt Fund (a series of State Street Research Tax-Exempt Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

April 26, 2002